EXHIBIT 99.1

For Further Information:

The Sands Regent 345 North Arlington Avenue Reno, NV 89501 (775) 348-2210 (775) 348-6241 Fax Contact: Ferenc Szony, President and CEO	CCG Investor Relations 15300 Ventura Boulevard, Suite 303 Sherman Oaks, CA 91403 (818) 789-0100 (818) 789-1152 Fax Contact: Sean Collins, Partner William Coffin, CEO

FOR IMMEDIATE RELEASE:

THE SANDS REGENT ANNOUNCES $4.2 MILLION DEBT RE-FINANCING

THROUGH PRIVATE SALE OF SECURITIES

Reno, Nevada - March 26, 2004 - The Sands Regent (NASDAQ: SNDS) today announced that it has completed a private placement of securities, the proceeds of which were used by the company to refinance a $4,214,000 subordinated note payable by the Sands that is related to the Company’s 2002 acquisition of Gold Ranch Casino and RV Resort in Verdi, NV. In the private placement, the Company issued 500,000 shares of its common stock for $5.22 per share.

The Company also issued to the investor a secured convertible promissory note in the principal amount of $1,604,000. The note, which will bear interest at a fixed rate of 7.5%, will be convertible to the Company’s common stock at $6.52 per share under certain circumstances. Conversion of the note could result in an additional issuance of up to 246,012 shares. In addition, the investor received a warrant to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $7.82.

According to The Sands Regent management, the transaction will reduce the Company’s interest expense and debt service requirements for the subordinated debt. In addition to the expected enhancement to the Company’s balance sheet and cash flow, the refinancing helps facilitate the planned acquisition of Rail City Casino. Pending regulatory approval and other customary closing conditions, the Rail City acquisition is expected to close in early May, 2004.

The securities mentioned in this press release have not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering resale by the investor of the privately placed common stock, including shares of common stock issuable upon conversion of the warrant and note discussed above.

About The Sands Regent

The Sands Regent owns and operates the Sands Regency Casino and Hotel in downtown Reno, Nevada and Gold Ranch Casino and RV Resort in Verdi, Nevada. The Sands Regency is an 830-room hotel and casino with 29,000 square feet of gaming space offering table games, keno, bingo and slot machines. In addition to complete amenities and on-site brand-name restaurants, the Company’s property also includes a 12,000-square-foot convention and meeting center which seats close to 1,000 people. In December 2003, the Company signed an agreement to acquire Rail City Casino in Sparks, NV, pending regulatory approval. For further information, visit www.sandsregency.com.

The Gold Ranch Casino and RV Resort is located in Verdi, Nevada, twelve miles west of Reno. Gold Ranch offers approximately 245 slot machines in an 8,000 square foot casino, two restaurants, two bars, a 105-space RV park, a California lottery station, an ARCO gas station and a convenience store. Web site: www.goldranchrvcasino.com.

Statements contained in this release, which are not historical facts, are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, including the potential impact of future gaming regulatory decisions, general and regional economic conditions, competition in the Reno area and from California Native American casino operations, the Company’s possible need for outside financing to pursue its growth plans, the company’s ability to complete its acquisition of Rail City in a timely manner or at all, penalties that the company may suffer in the event the resale registration statement covering the securities sold to the investor is not declared effective by the SEC in a timely manner, and other risk factors detailed from time to time in The Sands Regent’s periodic reports and registration statements filed with the Securities and Exchange Commission. Such risks could cause actual results to differ materially from those projected or implied in the forward-looking statements.

Contact:

Ferenc Szony, President and Chief Executive Officer

The Sands Regent

(775) 348-2210

or

Sean Collins, Partner

CCG Investor Relations

(818) 789-0100

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